UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2023

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 23, 2023, Applied Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of accredited investors (collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase 9,735,731 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) at a purchase price of $0.946 per share, and 22,000,000 pre-funded warrants to purchase common stock at a purchase price of $0.945, which equals the purchase price per share of common stock less the $0.001 per share exercise price of each pre-funded warrant (the “Pre-Funded Warrants” and together with the Shares the “Securities”). The Pre-Funded Warrants are immediately exercisable from the date of issuance and do not have an expiration date. Holders may not exercise any Pre-Funded Warrants that would cause the aggregate number of shares of common stock beneficially owned by the holder to exceed 9.99% of the Company’s outstanding common stock immediately after exercise. The Pre-Funded Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions for no consideration of assets to the Company’s stockholders. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction. The Pre-Funded Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of common stock are entitled.

The Private Placement is expected to occur on or about April 26, 2023, subject to the satisfaction of customary closing conditions. The Company anticipates receiving gross proceeds from the Private Placement of approximately $30 million before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds to fund research and development and registration of its pipeline candidates, and for working capital and general corporate purposes.

The foregoing description of the Securities Purchase Agreement and Pre-Funded Warrants issued under the Purchase Agreement does not purport to be complete and is qualified in its entirety by references to the full text of (i) the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein and (ii) the form of Pre-Funded Warrant issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1 and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated April 23, 2023 (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares and the shares underlying the Pre-Funded Warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event later than 30 days following the closing of the Private Placement (the “Filing Deadline”), and to use commercially reasonable efforts to have the registration statement declared effective within 30 days of the Filing Deadline, subject to extension under the terms of the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the Registration Rights Agreement. The Investors have also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by references to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Securities was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company

Item 7.01.	Regulation FD Disclosure.

On April 24, 2023, the Company issued a press release announcing meaningful data from its govorestat (AT-007) in ACTION-Galactosemia Kids trial. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In addition, on April 24, 2023, the Company made available a Corporate Presentation on the Investor Relations page of its website providing an update on its ACTION-Galactosemia Kids (AT-007-1002) clinical trial. A copy of the Corporate Presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Company does not undertake to update this presentation.

Item 8.01.	Other Items.

On April 24, 2023, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers. The full text of the press release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Pre-Funded Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated April 23, 2023, by and among the Company and the Purchasers.

10.2	Registration Rights Agreement, dated April 23, 2023, by and among the Company and the Purchasers.

99.1	Press Release for study results, dated April 24, 2023.

99.2	Corporate Presentation, April 2023

99.3	Press Release announcing offering, dated April 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: April 24, 2023	By:	/s/ Shoshana Shendelman
	Name:	Shoshana Shendelman
	Title:	President and Chief Executive Officer